UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

Eclipse Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania	16803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (814) 308-9754

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2018, Eclipse Resources-PA, LP (“Eclipse PA”), a wholly owned subsidiary of Eclipse Resources Corporation (the “Company”), and the Company completed the previously announced purchase of certain oil and gas leases, wells and other oil and gas rights and interests held by Travis Peak Resources, LLC (“Travis Peak”) covering approximately 44,500 net acres located in the counties of Tioga and Potter in the Commonwealth of Pennsylvania (such transaction, the “Travis Peak Transaction”), pursuant to the Purchase and Sale Agreement (the “Travis Peak Agreement”), dated December 8, 2017, between Travis Peak, Eclipse PA, and the Company. The aggregate purchase price for the Travis Peak Transaction, as adjusted pursuant to the Travis Peak Agreement, was $92.2 million (the “Purchase Price”), which the Company paid entirely through the issuance of 37,823,596 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to Travis Peak.

The number of Shares issued to Travis Peak was calculated by dividing the Purchase Price by $2.4383, which was the 30 consecutive-day volume weighted average price per share of the Common Stock ending on the second trading day immediately preceding the closing date. The Shares were issued to Travis Peak pursuant to the private placement exemption from registration provided in Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Travis Peak is an “accredited investor” (as defined in Rule 501(a) under the Securities Act).

Registration Rights Agreement

Upon the closing of the Travis Peak Transaction, the Company and Eclipse PA entered into a Registration Rights Agreement with Travis Peak pursuant to which, among other things, (i) the Company will use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement of the Company (the “Mandatory Shelf Registration Statement”) on Form S-3 (or, if the Company is not eligible to use Form S-3, on Form S-1) no later than March 31, 2018 (subject to an extension if the Company’s Form 10-K for the year ended December 31, 2017 is not filed with the SEC on or prior to such date) to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of the Shares issued to Travis Peak under the Travis Peak Agreement, and (ii) if the Company proposes to register an offering of Common Stock at a time when the Mandatory Shelf Registration Statement is not then effective (subject to certain exceptions), the Company will notify all holders of registrable securities to allow them to include a specified number of their shares of Common Stock in that offering.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Relationships

Travis Peak is an affiliate of EnCap Investments, L.P. (“EnCap”). EnCap has representatives on the Company’s board of directors, and affiliates of EnCap collectively beneficially own a majority of the outstanding shares of Common Stock. The Travis Peak Transaction, the Travis Peak Agreement and the other transactions contemplated thereby were approved by a special committee of the Company’s board of directors, which committee consists solely of independent and disinterested directors.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On January 22, 2018, the Company issued a press release announcing the completion of the Travis Peak Transaction and that the Company will host its 2018 Analyst Day on January 31, 2018 at the JW Marriott Hotel in Houston, Texas. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Registration Rights Agreement, dated as of January 18, 2018, by and among Eclipse Resources Corporation, Eclipse Resources-PA, LP, and Travis Peak Resources, LLC.

99.1	Press Release, dated January 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

Date: January 22, 2018	By:	/s/ Christopher K. Hulburt
	Name:	Christopher K. Hulburt
	Title:	Executive Vice President, Secretary and General Counsel